UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.
Entry into a Material Definitive Agreement.

On January 15, 2019, Youngevity International, Inc. (the “Company”) entered into the CLR Siles Mill Construction Agreement (the “Mill Construction Agreement”) with Hernandez Hernandez Export & Compania Limitada, an entity created under the laws of Nicaragua (“H&H”), H&H Coffee Group Export, Corp, a Florida corporation (“H&H Export”), Alain Piedra Hernandez (‘Hernandez”) and Marisol Del Carmen Siles Orozco (“Siles”, and together with H&H, H&H Export, Hernandez, the “Nicaraguan Partner”), pursuant to which the Nicaraguan Partner agreed to transfer a 45 acre tract of land in Matagalpa, Nicaragua (the “Property”) to a business entity to be owned 50% by the Nicaraguan Partner and 50% by the Company and the Company issued to H & H Export in consideration thereof 153,846 shares of its common stock. In addition, the Nicaraguan Partner and the Company each agreed to contribute $4,700,000 toward construction of a processing plant, office, and storage facilities (“Mill”) on the Property for processing coffee in Nicaragua, with $650,000 being paid on January 15, 2019 and February 15, 2019, and $500,000 being paid on each of March 15, 2019, April 15, 2019, May 15, 2019, June 15, 2019 and July 15, 2019.

The Company’s coffee segment, CLR Roasters, LLC (“CLR”), is associated with H&H and H&H Export through sourcing arrangements to procure Nicaraguan green coffee beans and in March 2014 as part of the Siles Plantation Family Group acquisition, CLR engaged Hernandez and Siles, the owners of H&H as employees to manage Siles. In addition, CLR and H&H, Hernandez and Siles have agreed to restructure their profit sharing agreement in regard to profits from green coffee sales and processing that increases the Company’s profit participation by an additional 25%. Under the new terms of the agreement with respect to profit generated from green coffee sales and processing from La Pita, a leased mill, or the new mill, now will provide for a split of profits of 75% to the Company and 25% to the Nicaraguan Partners, after certain conditions are met. The Company has agreed to issue 295,910 shares of its common stock to H&H Export to pay for certain working capital, construction and other payables. In addition, H&H Export has also agreed to sell to CLR its espresso brand Café Cachita in consideration of the issuance of 100,000 shares of the Company’s common stock. Hernandez and Siles are each employees of CLR. The shares of common stock issued were valued at $7.80 per share.

The foregoing description of the terms of the Mill Construction Agreement does not purport to be complete and is subject to and are qualified in their entirety by reference to the provisions of such agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.
Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02
Unregistered Sales of Equity Securities.

The information regarding the securities of the Company set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the shares of the Company’s common stock in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made H &H Export with respect to its status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act.

Item 9.01.
Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit

10.1	CLR Siles Mill Construction Agreement date January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: January 18, 2019	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer